UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 29, 2012

Date of Report (Date of earliest event reported)

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street, Suite 1500 Philadelphia, PA	19103-3615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 977-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 29, 2012, Sunoco, Inc. (“Sunoco” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Energy Transfer Partners, L.P. (“ETP”), Energy Transfer Partners GP, L.P., the general partner of ETP (“ETP GP”), Sam Acquisition Corporation, a wholly owned subsidiary of ETP (“Merger Sub”), and, for certain limited purposes set forth in the Merger Agreement, Energy Transfer Equity, L.P., the indirect parent of ETP GP and ETP (“ETE”).

The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Sunoco (the “Merger”), with Sunoco continuing as the surviving company and a wholly owned subsidiary of ETP. In the Merger, each outstanding share of Sunoco common stock (other than shares held by Sunoco in treasury and shares held directly by ETP or Merger Sub and other than shares held by subsidiaries of the parties) will be converted into the right to receive $25.00 in cash and 0.5245 of an ETP common unit representing limited partner interests in ETP (together, the “Standard Merger Consideration”). In lieu of receiving the Standard Merger Consideration, Sunoco shareholders may instead elect to receive, for each share of Sunoco common stock, either (a) $50.00 in cash (the “Cash Election Consideration”) or (b) 1.0490 ETP common units (the “Unit Election Consideration”); provided that the Cash Election Consideration and the Unit Election Consideration are each subject to proration to ensure that the aggregate amount of cash paid, and the aggregate number of ETP common units issued, in the Merger is the same that would be paid and issued if each share of Sunoco common stock had been converted into the Standard Merger Consideration.

In connection with the Merger, each option to purchase Sunoco shares will become fully vested and exercisable and be converted into the right to receive an amount in cash equal to the product of the total number of shares subject to such option multiplied by the excess, if any, of $50.00 over the exercise price per Sunoco share subject to such option. Each Sunoco restricted share unit, performance share unit and award under Sunoco’s Leadership Recognition Plan will become fully vested and be converted into the right to receive an amount in cash equal to the product of the total number of Sunoco shares subject to such awards multiplied by $50.00, or in certain circumstances, the greater of $50.00 and highest trading price per Sunoco share as reflected in the Wall Street Journal during the 60-day period immediately prior to the effective time of the Merger.

The Merger Agreement also provides that, immediately prior to the effective time, ETP GP shall execute an amendment to the ETP partnership agreement to provide for the relinquishment of approximately $210 million of incentive distribution rights paid by ETP to ETE the indirect owner of ETP GP over the first twelve fiscal quarters following the Merger.

The board of directors of Sunoco has approved and adopted the Merger Agreement and has agreed to recommend that Sunoco’s shareholders approve and adopt the Merger Agreement, subject to certain exceptions set forth in the Merger Agreement. Sunoco has also agreed not to directly or indirectly solicit competing acquisition proposals or, subject to certain exceptions with respect to unsolicited proposals, to enter into discussions concerning, or provide confidential information in connection with, any alternative business combinations. The Merger Agreement further provides that, upon termination of the Merger Agreement under certain circumstances, including in connection with the acceptance of an alternative transaction, Sunoco may be required to pay ETP a termination fee equal to $225 million.

Completion of the Merger is subject to certain customary conditions, including, approval by Sunoco shareholders and receipt of required regulatory approvals.

The foregoing summary of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.

The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about Sunoco, ETP or their respective subsidiaries or affiliates or equityholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of Sunoco, ETP, Merger Sub or any of their respective subsidiaries, affiliates, businesses, or equityholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Sunoco or ETP. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Sunoco or ETP and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the U.S. Securities and Exchange Commission.

ITEM 7.01 REGULATION FD DISCLOSURE

On April 30, 2012, Sunoco and ETP issued a joint press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

On April 30, 2012, Sunoco and ETP intend to hold a joint investor conference call regarding the Merger. On the call, Sunoco and ETP intend to discuss certain financial and other information relating to the Merger and the Merger Agreement. The slides that will be made available in connection with the conference call are attached hereto as Exhibit 99.2 and are incorporated into this Item 7.01 by reference.

The information in Exhibits 99.1 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 29, 2012 by and among Sunoco, Inc., Energy Transfer Partners, L.P., Sam Acquisition Corporation, Energy Transfer Partners GP, L.P., and, for certain limited purposes set forth therein, Energy Transfer Equity, L.P.†

99.1	Joint press release, dated April 30, 2012 (solely furnished and not filed for purposes of Item 7.01).

99.2	Slide presentation to be made available in connection with investor conference call held on April 30, 2012 (solely furnished and not filed for purposes of Item 7.01).

†

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Sunoco hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed business combination transaction between Energy Transfer Partners, L.P. (“ETP”) and Sunoco, Inc. (“Sunoco”), ETP plans to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will contain a proxy statement/prospectus to be mailed to the Sunoco shareholders in connection with the proposed transaction. THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT ETP, SUNOCO, THE PROPOSED TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY/PROSPECTUS CAREFULLY WHEN THEY BECOME AVAILABLE. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by ETP and Sunoco through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus by phone, e-mail or written request by contacting the investor relations department of ETP or Sunoco at the following:

Energy Transfer Partners, L.P.	Sunoco, Inc.
3738 Oak Lawn Ave.	1818 Market Street, Suite 1500
Dallas, TX 75219	Philadelphia, PA 19103
Attention: Investor Relations	Attention: Investor Relations
Phone: (214) 981-0795	Phone: (215) 977-6764
E-mail: InvestorRelations@energytransfer.com	Email: SunocoIR@sunocoinc.com

PARTICIPANTS IN THE SOLICITATION

ETP and Sunoco, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the merger agreement. Information regarding directors and executive officers of ETP’s general partner is contained in ETP’s Form 10-K for the year ended December 31, 2011, which has been filed with the SEC. Information regarding Sunoco’s directors and executive officers is contained in Sunoco’s definitive proxy statement dated March 16, 2012, which is filed with the SEC. A more complete description will be available in the registration statement and the proxy statement/prospectus.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between ETP and Sunoco, the expected timetable for completing the proposed transaction, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company, and any other statements about ETP, Energy Transfer Equity, L.P. (“ETE”), Sunoco Logistics Partners, L.P. (“SXL”) or Sunoco managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the proposed transaction; the ability to obtain the requisite regulatory approvals, Sunoco shareholder approval and the satisfaction of other conditions to consummation of the transaction; the ability of ETP to successfully integrate Sunoco’s operations and employees; the ability to realize anticipated synergies and cost savings; the potential impact of announcement of the transaction or consummation of the transaction on relationships, including with employees, suppliers, customers and competitors; the ability to achieve revenue growth; national, international, regional and local economic, competitive and regulatory conditions and developments; technological developments; capital and credit markets conditions; inflation rates; interest rates; the political and economic stability of oil producing nations; energy markets, including changes in the price of certain commodities; weather conditions; environmental conditions; business and regulatory or legal decisions; the pace of deregulation of retail natural gas and electricity and certain agricultural products; the timing and success of business development efforts; terrorism; and the other factors described in the Annual Reports on Form 10-K for the year ended December 31, 2011 filed with the SEC by ETP, ETE, SXL and Sunoco. ETP, ETE, SXL and Sunoco disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC.

Dated: April 30, 2012	By:	/s/ Stacy L. Fox
		Name:	Stacy L. Fox
		Title:	Senior Vice President, Strategy
General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 29, 2012 by and among Sunoco, Inc., Energy Transfer Partners, L.P., Sam Acquisition Corporation, Energy Transfer Partners GP, L.P., and, for certain limited purposes set forth therein, Energy Transfer Equity, L.P.†

99.1	Joint press release, dated April 30, 2012 (solely furnished and not filed for purposes of Item 7.01).

99.2	Slide presentation to be made available in connection with investor conference call held on April 30, 2012 (solely furnished and not filed for purposes of Item 7.01).

†

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Sunoco hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.